AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2000

                                                            REGISTRATION NO.
============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                     ----------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                     ----------------------------------
                  INTERNATIONAL FLAVORS & FRAGRANCES INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            New York                                  13-1432060
(State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                   Identification No.)
521 West 57th Street, New York, New York                 10019
(Address of principal executive offices)              (Zip Code)
     Registrant's telephone number, including area code (212) 765-5500
                     ----------------------------------
                           Stephen A. Block, Esq.
            Senior Vice President, General Counsel and Secretary
                  International Flavors & Fragrances Inc.
                            521 West 57th Street
                          New York, New York 10019
                         Telephone: (212) 765-5500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     ----------------------------------

INTERNATIONAL FLAVORS & FRAGRANCES INC. 2000 SUPPLEMENTAL STOCK AWARD PLAN
                     ----------------------------------

                           CALCULATION OF REGISTRATION FEE
===========================================================================================
                                                  PROPOSED
                                                  MAXIMUM      PROPOSED
                                  AMOUNT          OFFERING     MAXIMUM           AMOUNT OF
    TITLE OF EACH CLASS OF         TO BE         PRICE PER     AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED(1)  REGISTERED(2)     SHARE(3)   OFFERING PRICE(3)     FEE
-------------------------------------------------------------------------------------------
Common Stock, $0.12 1/2 par
   value, and/or to be issued
   for employee stock options
   and other stock awards      4,500,000 Shares   $18.78125   $84,515,625        $22,312.13
===========================================================================================

(1)   Includes associated rights.
(2) Represents the number of shares of common stock, par value $0.12 1/2 per share ("Common Stock") of International Flavors & Fragrances Inc., a New York corporation ("IFF"), issuable pursuant to the 2000 Supplemental Stock Award Plan.
(3) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of IFF's Common Stock on November 30, 2000, as reported on the New York Stock Exchange.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

==============================================================================


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                           INTRODUCTORY STATEMENT

   On November 14, 2000, the Stock Option and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of International Flavors & Fragrances Inc. ("IFF") approved and recommended that the Board adopt the 2000 Supplemental Stock Award Plan (the "Supplemental Stock Award Plan"), which was subsequently adopted by the Board. The Committee will administer the Supplemental Stock Award Plan, pursuant to which 4,500,000 shares of IFF's common stock, par value $0.12 1/2 per share (the "Common Stock"), will be reserved for stock awards.

   In addition, on November 14, 2000, the Board approved the offering of
(i) stock options and (ii) stock units, valued using the Black-Scholes Model and the closing price of the Common Stock on November 14, 2000, to employees who hold existing stock options, other than directors and officers, in exchange for the surrender of their outstanding stock options. The terms and conditions of such stock units and stock options are set forth in the section of the Prospectus entitled "Offer of Restricted Stock."

ITEM 1.  PLAN INFORMATION.

   The document(s) containing the information specified in Item 1 will be sent or given to participants in the Supplemental Stock Award Plan as specified by Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

   The document(s) containing the information specified in Item 2 will be sent or given to participants in the Supplemental Stock Award Plan as specified by Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed by IFF with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference, as of their respective dates, in this Registration Statement:

   (i)    Annual Report on Form 10-K for the fiscal year ended December 31,
          1999;

   (ii) Reports on Form 8-K dated March 22, 2000, September 27, 2000, October 2, 2000 and November 9, 2000;

   (iii) Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000; and

   (iv) The description of IFF's Common Stock contained in IFF's Registration Statement on Form 8-A dated March 22, 2000, as amended by Amendment No. 1 to IFF's Registration Statement on Form 8-A dated October 2, 2000.

   In addition, all documents hereafter filed by IFF pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

   On July 24, 1986, New York substantially revised the provisions of the New York Business Corporation Law ("BCL") to permit New York corporations to extend broader protection to their directors and officers by way of indemnity and advancement of expenses than that previously afforded by New York law. On October 31, 1986, the Board amended IFF's By-laws to extend such indemnification and advancement of expenses to its directors and officers. Article II, Section 14 of IFF's By-laws, as amended (the "By-laws"), provides among other things that a corporation may indemnify a person against judgments, fines, amounts paid in settlement and reasonable expenses arising out of litigation, to which such person shall have been made a party by reason of the fact he is or was a director or officer of the corporation, unless a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the action so adjudicated, or that he personally gained in fact a personal profit or other advantage to which he was not entitled. The By-laws also permit IFF to advance litigation expenses of such director or officer upon receipt of an undertaking to repay such advances if the director or officer is ultimately determined not to be entitled to indemnification.

   In July 1987, New York added Section 402(b) to the BCL which permits New York corporations, with shareholder approval, to amend their certificates of incorporation in order to eliminate or limit the personal liability of directors to a corporation and its shareholders for damages arising from breaches of the directors' duty. On May 13, 1988, IFF amended its Certificate of Incorporation by adding a new Article XI which had been approved by the shareholders on May 12, 1988. Article XI provides that no director of IFF shall be personally liable to IFF or its shareholders for damages for any breach of duty as a director. Article XI does not permit elimination or limitation of the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally derived a financial profit or other advantage to which he was not legally entitled, or (ii) that his action involved (a) an improper declaration of any dividend or other distribution,
(b) an improper redemption by IFF of its own shares, (c) the distribution of assets to shareholders after dissolution, without paying or adequately providing for, with certain exceptions, known liabilities of IFF or (d) the making of an improper loan to a director. Article XI also does not authorize any limitation on the ability of IFF or its shareholders to obtain injunctive relief, specific performance or other equitable remedies, and would not apply to acts or omissions which occurred prior to the filing of the amendment to IFF's Certificate of Incorporation containing the limitation on directors' liability.

   On December 9, 1975, the Board adopted a resolution pursuant to which IFF is obligated to indemnify, to the extent permitted by law, any director, officer or employee of IFF against any liability arising out of claims under the Employee Retirement Income Security Act of 1974.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.


Exhibit No.      Description of Exhibit
-----------      ----------------------

     4.1         Shareholder Protection Rights Agreement, dated as of March
                 21, 2000, between IFF and The Bank of New York, as Rights
                 Agent (the "Rights Agreement") (incorporated by reference
                 to Exhibit 4 to IFF's Report on Form 8-K dated March 22,
                 2000).
     4.2         First Amendment, dated as of September 26, 2000, to the
                 Rights Agreement (incorporated by reference to Exhibit 4
                 to IFF's Report on Form 8-K dated September 27, 2000).
     4.3         Specimen certificate of IFF's Common Stock (incorporated
                 by reference to Exhibit 4(b) to IFF's Registration
                 Statement on Form S-3 dated September 29, 2000).
     5           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                 ("Skadden, Arps").
    15           Not applicable.
    23.1         Consent of PricewaterhouseCoopers LLP.
    23.2         Consent of Skadden, Arps (included in Exhibit 5).
    24           Powers of Attorney.
    99.1         2000 Supplemental Stock Award Plan.
    99.2         Form of Non-Qualified Stock Option Agreement
    99.3         Form of Stock Unit Agreement.

ITEM 9.  UNDERTAKINGS.

   The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on this 6th day of December, 2000.

                               INTERNATIONAL FLAVORS & FRAGRANCES INC.


                               By: /s/ Stephen A. Block
                                   --------------------------------
                                  Stephen A. Block
                                  Senior Vice President, General Counsel
                                  and Secretary

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                 Title                                 Date
   ---------                 -----                                 ----


           *               Chairman of the Board and Chief   December 6, 2000
   ---------------------   Executive Officer
   Richard A. Goldstein


            *              Senior Vice President and Chief   December 6, 2000
   ---------------------   Financial Officer and Director
   Douglas J. Wetmore


            *              Director                          December 6, 2000
   ---------------------
   Margaret Hayes Adame


            *              Director                          December 6, 2000
   ---------------------
   Richard M. Furlaud


            *              Director                          December 6, 2000
   ---------------------
   Peter A. Georgescu


            *              Executive Vice President and      December 6, 2000
   ---------------------   and Director
   Carlos A. Lobbosco


            *              Director                          December 6, 2000
   ---------------------
   George Rowe, Jr.


            *              Director                          December 6, 2000
   ---------------------
   Henry P. van Ameringen


            *              Director                          December 6, 2000
   ---------------------
   William D. Van Dyke III


                             *By:   /s/ Stephen A. Block
                                 ----------------------------
                                 Attorney-in-Fact



                              LIST OF EXHIBITS


Exhibit No.      Description of Exhibit
--------------   ----------------------

    4.1          Shareholder Protection Rights Agreement, dated as of March
                 21, 2000, between IFF and The Bank of New York, as Rights
                 Agent (the "Rights Agreement") (incorporated by reference
                 to Exhibit 4 to IFF's Report on Form 8-K dated March 22,
                 2000).
    4.2          First Amendment, dated as of September 26, 2000, to the
                 Rights Agreement (incorporated by reference to Exhibit 4
                 to IFF's Report on Form 8-K dated September 27, 2000).
    4.3          Specimen certificate of IFF's Common Stock (incorporated by reference to Exhibit 4(b) to IFF's Registration Statement
                 on Form S-3 dated September 29, 2000).
    5            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                 ("Skadden, Arps").
   15            Not applicable.
   23.1          Consent of PricewaterhouseCoopers LLP.
   23.2          Consent of Skadden, Arps (included in Exhibit 5).
   24            Powers of Attorney.
   99.1          2000 Supplemental Stock Award Plan.
   99.2          Form of Non-Qualified Stock Option Agreement.
   99.3          Form of Stock Unit Agreement.